UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2022

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2022, Ardelyx, Inc. (the “Company”) reconvened its Annual Meeting of Stockholders (the “Annual Meeting”) originally convened on June 15, 2022. Only stockholders of record at the close of business on April 25, 2022, the record date for the Annual Meeting, were entitled to vote at the reconvened Annual Meeting. As of the record date, 144,122,828 shares of the Company’s common stock were outstanding and entitled to vote at the reconvened Annual Meeting. The Annual Meeting was reconvened for the sole purpose of voting on the proposal listed as Proposal No. 2 described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2022, as amended by Amendment No. 1 to Proxy Statement filed with the SEC on May 13, 2022.

Proposal No. 2 is a proposal to grant the Company’s Board of Directors (“Board”) authority to affect a reverse stock split of the Company’s authorized common stock and issued and outstanding common stock by amending its Amended and Restated Certificate of Incorporation by September 15, 2022 and within a range of not less than 1-for-2 and not more 1-for-10, if the Board deems it within the best interests of the Company and its stockholders. The Company adjourned the Annual Meeting with respect to Proposal No. 2 to provide its stockholders additional time to vote on Proposal No. 2. At the reconvened Annual Meeting, 97,466,510 shares of the Company’s common stock were voted in person or by proxy for Proposal No. 2. The affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock was necessary for Proposal No. 2 to be approved. The Company received an insufficient number of votes and Proposal No. 2 was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,549,088	33,428,845	488,577	—

The Company’s primary objective in asking for the authority to affect the reverse stock split was to raise the per share trading price of its common stock to better enable the Company to comply with Nasdaq Global Market (“Nasdaq GM”) listing requirements, including the minimum bid price requirement (the “Bid Price Rule”), and maintain the listing of its common stock on Nasdaq GM. The Bid Price Rule requires that companies listed on Nasdaq GM maintain a minimum closing bid price of at least $1.00 per share.

On May 23, 2022, the Company received a letter from Nasdaq GM indicating that it had failed to comply with the minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1). Nasdaq Listing Rule 5450(a)(1) requires that companies listed on Nasdaq GM maintain a minimum closing bid price of at least $1.00 per share to ensure continued listing. Under Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a 180 calendar day grace period to regain compliance by meeting the continued listing standard. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period.

The Company will continue to monitor the bid price of its common stock and will consider options available to it to achieve compliance with the Nasdaq GM Bid Price Rule, or otherwise preserve a listing on Nasdaq. There can be no assurances that the Company will be successful in achieving compliance with the Nasdaq GM Bid Price Rule within the grace period allowed, if at all, or that the Company will preserve a listing on Nasdaq.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer